Exhibit 99.1
NEW RELEASE
For more information, contact:
Donna Lee
636-728-3189
THERMADYNE HOLDINGS CORPORATION
ANNOUNCES PARTICIPATION IN
LEHMAN BROTHERS CONFERENCE
ST. LOUIS, MO – March 7, 2008 – Thermadyne Holdings Corporation (NASDAQ: THMD) announced today Paul D. Melnuk, Chairman & Chief Executive Officer, will be presenting at the Lehman Brothers High Yield Bond and Syndicated Loan Conference on March 14, 2008 at 11:45 AM (Eastern) at the Disney Yacht and Beach Club in Lake Buena Vista, Florida.
A link connecting to the conference webcast will be available on Thermadyne’s website (www.Thermadyne.com) at 11:30 AM (Eastern) on March 14, 2008 and will be available for replay up through June 13, 2008. An electronic copy of the presentation will also be posted.
About Thermadyne
Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of metal cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®.  Its common shares trade on the NASDAQ under the symbol THMD. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.